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                         AMENDMENT NO. 6 TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NO. 6 (the "Amendment") dated as of April 12, 2004, is made by and among BANK OF AMERICA, N.A. (the "Bank") and OUTLOOK GROUP CORP. and OUTLOOK LABEL SYSTEMS, INC. (individually, a "Borrower" and collectively, the "Borrowers").

                                    RECITALS

        A. The Bank and the Borrowers have entered into an Amended and Restated Loan and Security Agreement dated as of May 12, 1999, as amended by an Amendment No. 1 thereto dated as of November 30, 1999, Amendment No. 2 thereto dated as of November 6, 2000, Amendment No. 3 thereto dated as of May 12, 2002, Amendment No. 4 thereto dated as of August 12, 2002 and Amendment No. 5 thereto dated as of October 11, 2002 (as so amended, the "Agreement").

        B. The Bank and the Borrowers desire to further amend the Agreement to extend the Stated Termination Date, as set forth herein.

                                    AGREEMENT

        1. DEFINITIONS. Capitalized terms used, but not defined, in this Amendment shall have the meaning given to them in the Agreement.

        2. AMENDMENT. The Agreement is hereby amended as follows:

           2.1 Section 1 of the Agreement is hereby amended by restating the defined term "Stated Termination Date" as follows:

                   "Stated Termination Date" means June 11, 2004.

        3. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Bank that:

           3.1 There is no event which is, or with notice or lapse of time or both would be, a Default or an Event of Default under the Agreement except those Defaults or Events of Default, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank;

           3.2 The representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on the date of this Amendment as if made on the date of this Amendment;

           3.3 This Amendment has been duly authorized, and does not conflict with any of the Borrowers' articles of incorporation or by-laws; and



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           3.4 This Amendment does not conflict with any law, agreement, or obligation by which the Borrowers are bound.

        4. CONDITIONS. This Amendment will become effective on the date first set forth above upon delivery to the Bank of an original of this Amendment, duly executed by the Borrowers.

        5. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

This Amendment is executed and delivered as of the date set forth above.

                                     OUTLOOK GROUP CORP.


                                     By:      /s/ Paul M. Drewek
                                        ----------------------------------------
                                     Title:   CFO
                                           -------------------------------------


                                     OUTLOOK LABEL SYSTEMS, INC.


                                     By:      /s/ Paul M. Drewek
                                        ----------------------------------------
                                     Title:   CFO
                                           -------------------------------------


                                     BANK OF AMERICA, N.A.


                                     By:      /s/ Mark R. Motuelle
                                           -------------------------------------
                                     Title:   Vice President
                                           -------------------------------------